Exhibit 10.5

SECURED CREDIT AGREEMENT

CREDIT AGREEMENT dated as of August 27, 2021 (this “Agreement”), between AiPharma Global Holdings LLC, a Delaware limited liability company (“DE Topco”), AIPHARMA HOLDINGS LIMITED, a company formed under the laws of the British Virgin Islands (“BVI Holdco”) and AIPHARMA ASIA LIMITED, a company formed under the laws of Hong Kong (“HK Opco” and together with DE Topco and BVI Holdco, individually and collectively, the “Borrower”) and Aditxt, Inc., a Delaware corporation (the “Lender”).

The Borrower has requested that the Lender extend credit to the Borrower, and the Lender is willing to do so on the terms and conditions set forth herein. In consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

SECTION 1.01 Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Acquisition” means, as to any Person, the purchase or other acquisition (in one transaction or a series of transactions, including through a merger) of all of the equity interests of another Person or all or substantially all of the property, assets or business of another Person or of the assets constituting a business unit, line of business or division of another Person.

“Affiliate” means, with respect to a specified Person, another Person that directly or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Applicable Law” means, as to any Person, all applicable Laws binding upon such Person or to which such a Person is subject.

“Applicable Rate” means 8.00%.

“Business Day” means any day that is not a Saturday, Sunday or other day that is a legal holiday under the laws of the State of Delaware.

“BVI Opco” means AIPHARMA LIMITED, a company formed under the laws of the British Virgin Islands.

“Capitalized Lease” means each lease that has been or is required to be, in accordance with GAAP, recorded as a capital or financing lease.

“Change of Control” means, at any time, (a) any Person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as amended) shall have obtained the power (whether or not exercised) to elect a majority of the members of the Board of Directors (or similar governing body) of the Borrower, or (b) the Borrower shall cease to beneficially own and control on a fully diluted basis of the economic and voting interest in the Equity Interests in each of its respective Subsidiaries as described on Schedule 3.01.

“Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 8.02.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral Documents” means, the Security Agreement by HK Opco governed by Delaware law, the Security Agreement by BVI Opco governed by Delaware law (including the “Shareholder Direction” attached thereto), the Floating Charge of HK Opco governed by the laws of Hong Kong, the Security Agreement by BVI Opco governed by the laws of the British Virgin Islands, and certain documents, instruments, agreements and financing statements relating thereto.

“Combination LOI” means the letter agreement dated as of August 25, 2021 between Lender and Borrower relating to the proposed combination of Borrower by Lender.

“Combination LOI Binding Provisions” means the “Binding Provisions” as defined in the Combination LOI.

“Combination LOI Exclusivity Termination Event” means the expiration or termination of the “Exclusivity Period” as defined in the Combination LOI.

“Combination LOI Termination Event” means the expiration or termination of the Combination LOI.

“Combination LOI Termination Fee” means a fee in the amount of $4,000,000.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings analogous thereto.

“Credit Extension” means the Term Loan and any other extension of credit made by the Lender to the Borrower from time to time.

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Debtor Relief Plan” means a plan of reorganization or plan of liquidation pursuant to any Debtor Relief Laws.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means an interest rate (before as well as after judgment) equal to the applicable interest rate plus 5.00%.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition of any property by any Person (including any sale and leaseback transaction and any issuance of Equity Interests by a Subsidiary of such Person), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Dollar” and “$” mean lawful money of the United States.

“Environmental Laws” means any and all federal, state, local, and foreign statutes, Laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions, including all common law, relating to pollution or the protection of health, safety or the environment or the release of any materials into the environment, including those related to Hazardous Materials, air emissions, discharges to waste or public systems and health and safety matters.

“Environmental Liability” means any liability or obligation, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), directly or indirectly, resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment, disposal or permitting or arranging for the disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means, as to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code or Section 302 of ERISA).

“Event of Default” has the meaning specified in Article VII.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States.

“GAAP” means, subject to Section 1.03, United States generally accepted accounting principles as in effect as of the date of determination thereof.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes, and other substances or wastes of any nature regulated under or with respect to which liability or standards of conduct are imposed pursuant to any Environmental Law.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)	all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)	all direct or contingent obligations of such Person arising under (i) letters of credit (including standby and commercial), bankers’ acceptances and bank guaranties and (ii) surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person;

(c)	all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business);

(d)	indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; and

(e)	all guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or debt or other securities of another Person, (b) a loan, advance or capital contribution to, guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor incurs Indebtedness of the type referred to in clause (h) of the definition of “Indebtedness” in respect of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment but giving effect to any returns or distributions of capital or repayment of principal actually received in case by such Person with respect thereto.

“IRS” means the United States Internal Revenue Service.

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lien” means any mortgage, pledge, hypothecation, collateral assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Loan” means the Term Loan and any other loan made by the Lender to the Borrower from time to time.

“Loan Documents” means, collectively, this Agreement, the Collateral Documents, all promissory notes, guaranties and any other documents or instruments entered into in connection herewith.

“Margin Stock” means margin stock within the meaning of Regulations T, U and X.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect on, the operations, business, properties, liabilities (actual or contingent), condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole; or (b) a material adverse effect on (i) the ability of the Borrower to perform its Obligations, (ii) the legality, validity, binding effect or enforceability against the Borrower or any Subsidiary of any Loan Document or the Combination LOI to which it is a party or (iii) the rights, remedies and benefits available to, or conferred upon, the Lender under any Loan Documents or the Combination LOI.

“Maturity Date” means the earliest to occur of (a) November 30, 2021, (b) an Combination LOI Exclusivity Termination Event, or (c) an Combination LOI Termination Event.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, the Borrower arising under any Loan Document or otherwise with respect to any Loan or other Credit Extension, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Borrower or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the foregoing, the Obligations include (a) the obligation to pay principal, interest, charges, expenses, fees, indemnities and other amounts payable by the Borrower under any Loan Document and (b) the obligation of the Borrower to reimburse any amount in respect of any of the foregoing that the Lender, in its sole discretion, may elect to pay or advance on behalf of the Borrower.

“Organizational Documents” means (a) as to any corporation, the charter or certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction), (b) as to any limited liability company, the certificate or articles of formation or organization and operating or limited liability agreement and (c) as to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“PATRIOT Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Act” means the Pension Protection Act of 2006.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Responsible Officer” means the chief executive officer or the chief financial officer of Borrower. Any document delivered hereunder that is signed by a Responsible Officer of the Borrower shall be conclusively presumed to have been authorized by all necessary corporate, partnership or other action on the part of the Borrower and such Responsible Officer shall be conclusively presumed to have acted on behalf of the Borrower.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest of any Person, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to such Person’s shareholders, partners or members (or the equivalent Persons thereof).

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Shareholders’ Equity” means, as of any date of determination, consolidated shareholders’ equity of the Borrower and its Subsidiaries as of such date determined in accordance with GAAP.

“Solvent” means, as to any Person as of any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair saleable value of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Subsidiary” of a Person means a corporation, partnership, limited liability company, association or joint venture or other business entity of which more than 25% of the Equity Interests are owned or controlled by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower. For the avoidance of doubt, the term “Subsidiary” includes, without limitation, BVI Holdco, HK Opco, BVI Opco and G Response Aid FZCO.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Loan” means the loan made by Lender to the Borrower pursuant to Section 2.01 in the amount of $6,500,000.

“United States” and “U.S.” mean the United States of America.

“U.S. Borrower” means any Borrower that is a U.S. Person.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

SECTION 1.02 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” The word “or” is not exclusive. The word “year” shall refer (i) in the case of a leap year, to a year of three hundred sixty-six (366) days, and (ii) otherwise, to a year of three hundred sixty-five (365) days. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.03 Accounting Terms; Changes in GAAP.

(a) Accounting Terms. Except as otherwise expressly provided herein, all accounting terms not otherwise defined herein shall be construed in conformity with GAAP. Financial statements and other information required to be delivered by the Borrower to the Lender pursuant to Sections 5.01(a) and 5.01(b) shall be prepared in accordance with GAAP as in effect at the time of such preparation. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.

(b) Changes in GAAP. If the Borrower notifies the Lender that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Lender notifies the Borrower that the Lender requests an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

SECTION 1.04 Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

ARTICLE II
CREDIT EXTENSIONS

SECTION 2.01 Term Loan. Subject to the terms and conditions set forth herein, the Lender agrees to make a Term Loan to the Borrower on the Closing Date in the amount of $6,500,000. Amounts borrowed under this Section 2.01 and repaid or prepaid may not be reborrowed.

SECTION 2.02 Prepayments.

(a) Optional Prepayments. The Borrower may, upon notice to the Lender, at any time and from time to time prepay any Borrowing in whole or in part without premium or penalty.

(b) [Omitted]

SECTION 2.03 Repayment of Term Loan at Maturity. The Borrower shall repay to the Lender on the Maturity Date the aggregate principal amount of the Term Loan (any any other Credit Extensions made from time to time by Lender) together with all accrued interest, fees and expenses and any other Obligations outstanding on such date.

SECTION 2.04 Interest.

(a) Interest Rates. Subject to paragraph (b) of this Section, the Term Loan shall bear interest at the Applicable Rate.

(b) Default Interest. If any amount payable by the Borrower under this Agreement or any other Loan Document (including principal of the Term Loan, interest, fees and other amount) is not paid when due, whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a rate per annum equal to the applicable Default Rate. At the election of the Lender, while any Event of Default exists, the Borrower shall pay interest on the principal amount of all Loans outstanding hereunder at a rate per annum equal to the applicable Default Rate.

(c) Interest Payment Dates. Accrued interest on the Term Loan shall be paid in arrears on the Maturity Date.

(d) Interest Computation. All interest hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) compounded monthly.

SECTION 2.05 Combination LOI Termination Fee. Unless a Definitive Agreement (as defined in the Combination LOI) is executed, delivered and becomes effective on or before the Maturity Date, Borrower shall pay the Combination LOI Termination Fee to Lender on the Maturity Date.

SECTION 2.06 Evidence of Debt. The Lender shall maintain in accordance with its usual practice records evidencing the indebtedness of the Borrower resulting from each Loan made by the Lender. The entries made in the records maintained pursuant to this paragraph (a) shall be prima facie evidence absent manifest error of the existence and amounts of the obligations recorded therein. Any failure of the Lender to maintain such records or make any entry therein or any error therein shall not in any manner affect the obligations of the Borrower under this Agreement and the other Loan Documents.

SECTION 2.07 Payments Generally. All payments to be made by the Borrower hereunder and the other Loan Documents shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all such payments shall be made to the Lender in immediately available funds not later than 12:00 noon (East Coast time) on the date specified herein. All amounts received by the Lender after such time on any date shall be deemed to have been received on the next succeeding Business Day and any applicable interest or fees shall continue to accrue. If any payment to be made by the Borrower shall fall due on a day that is not a Business Day, payment shall be made on the next succeeding Business Day and such extension of time shall be reflected in computing interest or fees, as the case may be; provided that, if such next succeeding Business Day would fall after the applicable Maturity Date, payment shall be made on the immediately preceding Business Day. Except as otherwise expressly provided herein, all payments hereunder or under any other Loan Document shall be made in Dollars.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Lender that:

SECTION 3.01 Existence, Qualification and Power. The organizational structure of the Borrower and its Subsidiaries is, as of the date hereof, as set forth Schedule 3.01. The Borrower and each Subsidiary (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party and the Combination LOI, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, except, in each case referred to in clause (a) (other than with respect to the Borrower), (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

SECTION 3.02 Authorization; No Contravention. The execution, delivery and performance by the Borrower and each Subsidiary of each Loan Document to which it is party and the Combination LOI have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of its Organizational Documents, (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any material Contractual Obligation to which the Borrower is a party or affecting the Borrower or the properties of the Borrower or any Subsidiary or (ii) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the Borrower or any Subsidiary or its property is subject or (c) violate any Law in any material respect.

SECTION 3.03 Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Borrower or its Subsidiaries of this Agreement, the Combination LOI or any other Loan Document to which they are a party, except for such approvals, consents, exemptions, authorizations, actions or notices that have been duly obtained, taken or made and in full force and effect.

SECTION 3.04 Execution and Delivery; Binding Effect. This Agreement has been, and each other Loan Document and the Combination LOI, when delivered hereunder, will have been, duly executed and delivered by the Borrower and any applicable Subsidiaries party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of the Borrower and each Subsidiary party thereto, enforceable against the Borrower and each Subsidiary party thereto, in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other Laws affecting creditors’ rights generally and by general principles of equity.

SECTION 3.05 Litigation. Except as set forth on Schedule 3.05, there are no actions, suits, proceedings, claims, disputes or investigations pending or, to the knowledge of the Borrower, threatened, at Law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any Subsidiary or against any of their properties or revenues that (a) either individually or in the aggregate could reasonably be expected to have a Material Adverse Effect or (b) purport to affect or pertain to this Agreement or any other Loan Document, the Combination LOI or any of the transactions contemplated hereby.

SECTION 3.06 No Material Adverse Effect; No Default. Neither the Borrower nor any Subsidiary thereof is in default under or with respect to any Contractual Obligation that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

SECTION 3.07 Property.

(a) Ownership of Properties. Each of the Borrower and its Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title that, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(b) Intellectual Property. Each of the Borrower and its Subsidiaries owns, licenses or possesses the right to use all of the trademarks, tradenames, service marks, trade names, copyrights, patents, franchises, licenses and other intellectual property rights that are necessary for the operation of their respective businesses, as currently conducted, business, and the use thereof by the Borrower and its Subsidiaries does not conflict with the rights of any other Person, except to the extent that such failure to own, license or possess or such conflicts, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. The conduct of the business of the Borrower or any Subsidiary as currently conducted or as contemplated to be conducted does not infringe upon or violate any rights held by any other Person, except to the extent that such infringements and violations, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any of the foregoing is pending or, to the knowledge of the Borrower, threatened that could reasonably be expected to have a Material Adverse Effect.

SECTION 3.08 Taxes. The Borrower and its Subsidiaries have filed all federal, state and other tax returns and reports required to be filed, and have paid all federal, state and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except (a) Taxes that are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves are being maintained in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

SECTION 3.09 Compliance with Laws. Each of the Borrower and its Subsidiaries is in compliance with the requirements of all Laws (including Environmental Laws) and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to so comply, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

SECTION 3.10 Margin Regulations. The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock, or extending credit for the purpose of purchasing or carrying Margin Stock, and no part of the proceeds of any Credit Extension hereunder will be used to buy or carry any Margin Stock. Following the application of the proceeds of each Loan, not more than 25% of the value of the assets (either of the Borrower only or of the Borrower and its Subsidiaries on a consolidated basis) will be Margin Stock.

SECTION 3.11 Investment Company Act. Neither the Borrower nor any of its Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

SECTION 3.12 Sanctions; Anti-Corruption.

(a) None of the Borrower, any of its Subsidiaries or any director, officer, of the Borrower or any of its Subsidiaries is an individual or entity (“person”) that is, or is owned or controlled by persons that are: (i) the subject of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is the subject of Sanctions (including, Crimea, Cuba, Iran, North Korea and Syria).

(b) The Borrower, its Subsidiaries and their respective directors, officers and employees and, to the knowledge of the Borrower, the agents of the Borrower and its Subsidiaries, are in compliance with all applicable Sanctions and with the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) and any other applicable anti-corruption law, in all material respects. The Borrower and its Subsidiaries have instituted and maintain policies and procedures designed to ensure continued compliance with applicable Sanctions, the FCPA and any other applicable anti-corruption laws.

SECTION 3.13 Solvency. The Borrower and its Subsidiaries are Solvent.

SECTION 3.14 Material Events. Since August 2, 2021, (a) the Borrower and its Subsidiaries have not made any Dispositions outside the ordinary course of business, (b) the Borrower and its Subsidiaries have not made any Restricted Payments, and (c) there has been no Material Adverse Effect.

ARTICLE IV
CONDITIONS

SECTION 4.01 Closing Date. The effectiveness of this Agreement is subject to the satisfaction (or waiver in accordance with Section 9.02) of the following conditions (and, in the case of each document specified in this Section to be received by the Lender, such document shall be in form and substance satisfactory to the Lender):

(a) Executed Counterparts. The Lender shall have received from each party thereto a counterpart of the following documents signed on behalf of such party (or written evidence satisfactory to the Lender (which may include telecopy transmission of a signed signature page to this Agreement) that such party has signed a counterpart of this Agreement):

(i)   This Agreement;

(ii) The Collateral Documents; and

(iii) The Combination LOI.

(b) Certificates. The Lender shall have received such customary certificates of resolutions or other action, incumbency certificates or other certificates of Responsible Officers of the Borrower as the Lender may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with the Loan Documents.

(c) Pay Proceeds Letter. The Lender shall have received a letter directing the Lender to fund $5,000,000 from the proceeds of the Term Loan directly to FujiFilm Toyama Chemical Co, Ltd.

(d) Corporate Documents. The Lender shall have received such other documents and certificates (including Organizational Documents and good standing certificates) as the Lender may reasonably request relating to the organization, existence and good standing of the Borrower and any other legal matters relating to the Borrower, the Loan Documents or the transactions contemplated thereby.

(e) Fees and Expenses. The Borrower shall have paid all fees, costs and expenses (including legal fees and expenses) agreed in writing to be paid by it to the Lender in connection herewith (including pursuant to the Fee Letters) to the extent due (and, in the case of expenses (including legal fees and expenses), to the extent that statements for such expenses shall have been delivered to the Borrower on or prior to the Closing Date).

(f) Financial Statements. The Borrower shall have delivered to the Lender the unaudited monthly financial statements of the Borrower for the month ended July 31, 2021.

(g) Officer’s Certificate. The Lender shall have received a certificate, dated the Closing Date and signed by a Responsible Officer of the Borrower, confirming satisfaction of the conditions set forth in this Section.

(h) Other Documents. The Lender shall have received such other documents as the Lender may reasonably request.

ARTICLE V
AFFIRMATIVE COVENANTS

The Borrower covenants and agrees with the Lender that:

SECTION 5.01 Financial Statements. The Borrower will furnish to the Lender, as soon as available, but in any event 10 days after the end of each month, a consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as at the end of such month, the related consolidated and consolidating statements of income or operations, shareholders’ equity and cash flows for such fiscal quarter and for the portion of the Borrower’s fiscal year then ended, in each case setting forth in comparative form, as applicable, the figures for the corresponding month of the previous fiscal year, certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject only to normal year-end audit adjustments and the absence of notes.

SECTION 5.02 Notices. The Borrower will promptly notify the Lender of:

(a) the occurrence of any Default;

(b) any matter or development that has had or could reasonably be expected to have a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth the details of the occurrence requiring such notice and stating what action the Borrower has taken and proposes to take with respect thereto.

SECTION 5.03 Preservation of Existence, Etc. The Borrower will, and will cause each of its Subsidiaries to, (a) preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 6.03 or 6.04; (b) take all reasonable action to maintain all rights, licenses, permits, privileges and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

SECTION 5.04 Maintenance of Properties. The Borrower will, and will cause each of its Subsidiaries to, (a) maintain, preserve and protect all of its properties and equipment necessary in the operation of its business in good working order and condition (ordinary wear and tear excepted) and (b) make all necessary repairs thereto and renewals and replacements thereof, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

SECTION 5.05 Maintenance of Insurance. The Borrower will, and will cause each of its Subsidiaries to, maintain with financially sound and reputable insurance companies, reasonably appropriate insurance with respect to its material properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons engaged in the same or similar businesses as the Borrower and its Subsidiaries) as are customarily carried under similar circumstances by such Persons.

SECTION 5.06 Payment of Obligations. The Borrower will, and will cause each of its Subsidiaries to, pay, discharge or otherwise satisfy as the same shall become due and payable, all of its obligations and liabilities, including Tax liabilities, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Subsidiary, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

SECTION 5.07 Compliance with Laws. The Borrower will, and will cause each of its Subsidiaries to, comply with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

SECTION 5.08 Books and Records. The Borrower will, and will cause each of its Subsidiaries to, maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower or such Subsidiary, as the case may be.

SECTION 5.09 Inspection Rights. The Borrower will, and will cause each of its Subsidiaries to, permit representatives and independent contractors of the Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the reasonable expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably requested.

SECTION 5.10 Use of Proceeds. The Borrower will, and will cause each of its Subsidiaries to, use the proceeds of the Loans for general corporate purposes of the Borrower and its Subsidiaries not in contravention of any Law or of any Loan Document.

SECTION 5.11 Sanctions; Anti-Corruption Laws. The Borrower will maintain in effect policies and procedures designed to promote compliance by the Borrower, its Subsidiaries, and their respective directors, officers, employees, and agents with applicable Sanctions and with the FCPA and any other applicable anti-corruption laws.

SECTION 5.12 Cooperation. The Borrower will promptly cooperate with all reasonable requests for information in connection with Lender’s diligence efforts with respect to the Combination LOI.

ARTICLE VI
NEGATIVE COVENANTS

The Borrower covenants and agrees with the Lender that:

SECTION 6.01 Indebtedness. The Borrower will not, nor will it permit any Subsidiary to, create, incur, assume or suffer to exist any Indebtedness, except:

(a) Indebtedness under the Loan Documents;

(b) Indebtedness to G Response Aid FZCO in an amount not to exceed $500,000;

(c) Indebtedness owed by G Response Aid FZCO to SHIPA Investment LLC in a principal amount not to exceed $9,500,000;

(d) Indebtedness in respect of capital leases, synthetic leases and purchase money obligations for fixed or capital assets; provided that the aggregate amount of all such Indebtedness at any time outstanding shall not exceed $500,000;

(e) unsecured Indebtedness in an aggregate principal amount not exceeding $500,000 at any time outstanding.

SECTION 6.02 Liens. The Borrower will not, nor will it permit any Subsidiary to, create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than:

(a) Liens under the Collateral Documents;

(b) Liens securing capital leases, synthetic leases and purchase money obligations for fixed or capital assets; provided that the aggregate amount of all such Indebtedness at any time outstanding shall not exceed $500,000; and

(c) Liens securing obligations in an aggregate amount not exceeding $250,000 at any time outstanding.

SECTION 6.03 Fundamental Changes. The Borrower will not, nor will it permit any Subsidiary to, merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) a material portion of its assets outside the ordinary course of business other than the proposed combination with Lender except as approved in advance and in writing by Lender.

SECTION 6.04 Dispositions. The Borrower will not, and will not permit any Subsidiary to, make any Disposition or enter into any agreement to make any Disposition, except:

(a) Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

(b) Dispositions of inventory and Investments in the ordinary course of business;

(c) Sublicenses entered into in the ordinary course of businesses approved in advance and in writing by Lender, which approval shall not be unreasonably withheld;

(d) Dispositions by the Borrower and its Subsidiaries not otherwise permitted under this Section; provided that the aggregate book value of all property Disposed of pursuant to this clause (c) in any fiscal year shall not exceed $500,000.

SECTION 6.05 Restricted Payments. The Borrower will not, and will not permit any Subsidiary to, declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that, so long as no Default shall have occurred and be continuing at the time of any action described below or would result therefrom:

(a) each Subsidiary may make Restricted Payments to the Borrower and any other Person that owns an Equity Interest in such Subsidiary, ratably according to their respective holdings of such Equity Interests in respect of which such Restricted Payment is being made; and

(b) the Borrower and each Subsidiary may declare and make dividend payments or other distributions payable solely in common Equity Interests of such Person.

SECTION 6.06 Investments. The Borrower will not, and will not permit any Subsidiary to, make any Investments, except:

(a) Investments held by the Borrower or such Subsidiary in the form of cash equivalents; and

(b) such other Investments as Lender agrees in advance in writing.

SECTION 6.07 Transactions with Affiliates. The Borrower will not, and will not permit any Subsidiary to, enter into any transaction of any kind with any Affiliate of the Borrower, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Borrower or such Subsidiary as would be obtainable by the Borrower or such Subsidiary at the time in a comparable arm’s-length transaction with a Person other than an Affiliate; provided that the foregoing restriction shall not apply to (a) transactions between or among the Borrower and any of its Subsidiaries or between and among any Subsidiaries, (b) Restricted Payments permitted by Section 6.05 and (c) Investments permitted by Section 6.06.

SECTION 6.08 Certain Restrictive Agreements. The Borrower will not, and will not permit any Subsidiary to, enter into any Contractual Obligation (other than this Agreement or any other Loan Document) that, directly or indirectly, (a) limits the ability of (i) any Subsidiary to make Restricted Payments to the Borrower or to otherwise transfer property to the Borrower, (ii) any Subsidiary to guarantee Indebtedness of the Borrower, (iii) Borrower or any Subsidiary to consummate the transactions contemplated by the Combination LOI, (iv) the Borrower or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person to secure the Obligations; provided that this clause (iv) shall not prohibit any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under Section 6.01(d) solely to the extent that any such negative pledge relates to the property financed by or the subject of such Indebtedness; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person.

SECTION 6.09 Changes in Nature of Business. The Borrower will not, and will not permit any Subsidiary to, engage to any material extent in any business other than those businesses conducted by the Borrower and its Subsidiaries on the date hereof or any business reasonably related or incidental thereto or representing a reasonable expansion thereof.

SECTION 6.10 Restriction on Use of Proceeds. The Borrower will not use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry Margin Stock, or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund indebtedness originally incurred for such purpose.

SECTION 6.11 Sanctions; Anti-Corruption Use of Proceeds. The Borrower will not, directly or indirectly, use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of the FCPA or any other applicable anti-corruption law, or (ii) (A) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions, or (B) in any other manner that would result in a violation of Sanctions by any Person.

ARTICLE VII
EVENTS OF DEFAULT

SECTION 7.01 Events of Default. If any of the following events (each, an “Event of Default”) shall occur:

(a) the Borrower shall fail to pay any principal or interest of the Term Loan or any other Credit Extension when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise , and such failure shall continue unremedied for a period of three (3) or more Business Days;

(b) the Borrower shall fail to pay any other amounts payable under this Agreement or under any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three (3) or more Business Days;

(c) the Borrower shall fail to comply with any Combination LOI Binding Provisions;

(d) any representation or warranty made or deemed made by or on behalf of the Borrower in or in connection with this Agreement, any other Loan Document or the Combination LOI, or any amendment or modification hereof or thereof, or any waiver hereunder or thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection therewith, or any waiver hereunder or thereunder, shall prove to have been incorrect in any material respect (or, in the case of any such representation or warranty under this Agreement, any other Loan Document or Combination LOI already qualified by materiality, such representation or warranty shall prove to have been incorrect) when made or deemed made;

(e) the Borrower shall fail to observe or perform any covenant, condition or agreement;

(f)   Subsidiary shall fail to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness (other than Indebtedness under the Loan Documents) having an aggregate principal amount of more than $1,000,000, in each case beyond the applicable grace period with respect thereto, if any; or (ii) the Borrower or any Subsidiary shall fail to observe or perform any other material agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity; provided that this clause (f)(ii) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness and such Indebtedness is repaid when required under the documents providing for such Indebtedness;

(g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any of its Subsidiaries or its debts, or of a substantial part of its assets, under any Debtor Relief Law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any of its Subsidiaries or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for a period of 60 or more days or an order or decree approving or ordering any of the foregoing shall be entered;

(h) the Borrower or any of its Subsidiaries shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Debtor Relief Law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (g) of this Section, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any of its Subsidiaries or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(i)   the Borrower or any of its Subsidiaries shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(j)   there is entered against the Borrower or any Subsidiary (i) a final judgment or order for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding $250,000 (to the extent not covered by independent third-party insurance as to which the insurer has been notified of such judgment or order and has not denied or failed to acknowledge coverage), or (ii) a non-monetary final judgment or order that, either individually or in the aggregate, has or could reasonably be expected to have a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 30 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect;

(k) a Change of Control shall occur; or

(l) any material provision of any Loan Document, or Combination LOI Binding Provision at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all Obligations, ceases to be in full force and effect; or the Borrower or any other Person contests in writing the validity or enforceability of any provision of any Loan Document or Combination LOI Binding Provision; or the Borrower denies in writing that it has any or further liability or obligation under any Loan Document, or purports in writing to revoke, terminate or rescind any Loan Document or the Combination LOI;

then, and in every such event (other than an event with respect to the Borrower described in clause (g) or (h) of this Section), and at any time thereafter during the continuance of such event, Lender shall, by notice to the Borrower, take any or all of the following actions, at the same or different times:

(i) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other Obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and

(ii) exercise all rights and remedies available to it under the Loan Documents and Applicable Law;

provided that, in case of any event with respect to the Borrower described in clause (g) or (h) of this Section, the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other Obligations accrued hereunder, shall automatically become due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

ARTICLE VIII
MISCELLANEOUS

SECTION 8.01 Notices; Public Information.

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or email as follows:

(i) if to the Borrower, to it at:

c/o AiPharma Global Holdings LLC
14th Floor, One JLT
Jumeirah Lakes Towers
Dubai 103805
UAE

(ii) if to a Lender, to it at:

Aditxt, Inc.
737 N. Fifth Street, Suire 200
Richmond, VA, 23219
Attn: Corinne Pankovcin and Thomas Farley

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

SECTION 8.02 Waivers; Amendments. No failure or delay by the Lender in exercising any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege, or any abandonment or discontinuance of steps to enforce such a right remedy, power or privilege, preclude any other or further exercise thereof or the exercise of any other right remedy, power or privilege. The rights, remedies, powers and privileges of the Lender hereunder and under the Loan Documents and Combination LOI are cumulative and are not exclusive of any rights, remedies, powers or privileges that any such Person would otherwise have.

SECTION 8.03 Expenses; Indemnity; Damage Waiver.

(a) Indemnification by the Borrower. The Borrower shall indemnify the Lender and each Related Party (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrower) arising out of, in connection with, the occurrence of any Event of Default.

(b) Waiver of Consequential Damages, Etc. To the fullest extent permitted by Applicable Law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document.

(c) Payments. All amounts due under this Section shall be payable promptly after demand therefor.

(d) Survival. Each party’s obligations under this Section shall survive the termination of the Loan Documents and payment of the obligations hereunder.

SECTION 8.04 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder.

SECTION 8.05 Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in any Loan Document or other documents delivered in connection herewith or therewith or pursuant hereto or thereto shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery hereof and thereof and the making of the Credit Extensions hereunder, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid and this Agreement has been terminated. The provisions of Sections 8.03, 8.15 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the payment in full of the Obligations and the termination of this Agreement or any provision hereof.

SECTION 8.06 Counterparts; Integration; Effectiveness; Electronic Execution.

(a) Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Lender and Lender shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (e.g., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.

(b) Electronic Execution of Loan Documents. The words “execution,” “signed,” “signature,” and words of like import in this Agreement and the other Loan Documents including any Assignment and Assumption shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 8.07 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 8.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, the Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held, and other obligations (in whatever currency) at any time owing, by the Lender, to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document to the Lender or its Affiliates, irrespective of whether or not Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower may be contingent or unmatured or are owed to an Affiliate of Lender.

SECTION 8.09 Governing Law; Dispute Resolution; Etc.

(a) Governing Law. This Agreement and the other Loan Documents and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of Delaware.

(b) Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 8.01. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by Applicable Law.

(c) Dispute Resolution.

(i)   Except for Lender’s non-judicial foreclosure of any security interests in real or personal property, exercise of self-help remedies (including, without limitation, set-off), appointment of a receiver and temporary, provisional or ancillary remedies (including, without limitation, writs of attachment, writs of possession, temporary restraining orders or preliminary injunctions) (collectively, the “Secured Creditor Remedies”), any dispute arising out of or in connection with this Agreement or the other Loan Documents, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration under the LCIA Rules, which Rules are deemed to be incorporated by reference into this clause.

(ii) The number of arbitrators shall be three (3). Each party or “side” in the dispute shall nominate one (1) arbitrator, and the two party-nominated arbitrators shall nominate a third arbitrator, who shall serve as presiding arbitrator. Parties who are Affiliates shall be considered one side. In the event the parties cannot agree on the composition of two separate “sides” for the purposes of constituting the arbitral tribunal, and the then the LCIA Court shall determine the composition of the sides, and the arbitral tribunal shall be nominated as set forth above.

(iii) The seat, or legal place, of arbitration shall be New York, New York, USA.

(iv) The governing law of the contract shall be the substantive law of Delaware.

(v) The language to be used in the arbitral proceedings shall be English. The arbitration proceedings shall be confidential.

(vi) Each party must bear its own costs in connection with any dispute, provided however that: (i) all interim expenses or fees payable to arbitrators or institutions conducting an arbitration must be shared equally by the parties interested in the dispute (and to the extent parties to the dispute are Affiliates, they shall be deemed to be one party for the purposes of allocation of such interim expenses); and (ii) the arbitral tribunal may apportion arbitration costs, including legal fees, as part of the arbitral award.

(vii) Notwithstanding any provision of this Section 8.09(c), nothing in this Section 8.09(c) prevents any party from applying to a court of competent jurisdiction: (i) for injunctive relief, a preservation order or other interim relief; (ii) to seek recognition and enforcement of any arbitral award or determination made under this Agreement; or (iii) to aid in Lender’s enforcement of any Secured Creditor Remedies.

(viii) Notwithstanding any of the foregoing provisions of this Section 8.09(c), the arbitral tribunal shall have the power to order consolidation of any other dispute, controversy, difference or claim arising between the parties in relation to or connected with this Agreement and which is already the subject of existing arbitration proceedings, unless the parties otherwise agree in writing.

(ix)   Notwithstanding the existence of any dispute or the conduct of any arbitration proceedings pursuant to this Agreement, this Agreement shall remain in full force and effect and the parties must continue to perform their obligations hereunder.

SECTION 8.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 8.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 8.12 PATRIOT Act. Lender hereby notifies the Borrower that, pursuant to the requirements of the PATRIOT Act, it may be required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow Lender to identify the Borrower in accordance with the PATRIOT Act.

SECTION 8.13 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under Applicable Law (collectively, “charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with Applicable Law, the rate of interest payable in respect of such Loan hereunder, together with all charges payable in respect thereof, shall be limited to the Maximum Rate.

SECTION 8.14 Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Lender or the Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred.

SECTION 8.15 Co-Borrower Provisions. If there is more than one Borrower under this Agreement, each Borrower agrees that (i) each Borrower is jointly and severally, directly, and primarily liable to Bank for payment in full of the Obligations and that such liability is independent of the duties, obligations and liabilities of the other Borrower(s), and (ii) unless otherwise expressly provided herein, each and every reference to the term “Borrower” in this Agreement shall mean and refer to each such Borrower, and all undertakings, agreements, warranties, covenants, liabilities and obligations of each Borrower, and all rights, powers and authorities given to or conferred upon Lender hereunder, shall apply to each Borrower severally and to all of them jointly. This Agreement and the other Loan Documents are a primary and original obligation of each Borrower, are not the creation of a surety relationship, and are an absolute, unconditional, and continuing promise of payment and performance which shall remain in full force and effect without respect to future changes in conditions, including any change of law or any invalidity or irregularity with respect to this Agreement and the other Loan Documents. Each Borrower acknowledges that the obligations of such Borrower undertaken herein might be construed to consist, at least in part, of the guaranty of obligations of persons or entities other than such Borrower (including any other Borrower party hereto) and, in full recognition of that fact, each Borrower consents and agrees that Lender may, at any time and from time to time, without notice or demand, whether before or after any actual or purported termination, repudiation, or revocation of this Agreement and the other Loan Documents by any one or more Borrowers, and without affecting the enforceability or continuing effectiveness hereof as to each Borrower: (i) supplement, restate, modify, amend, increase, decrease, extend, renew, accelerate, or otherwise change the time for payment or the terms of the Obligations or any part thereof, including any increase or decrease of the rate(s) of interest thereon; (ii) supplement, restate, modify, amend, increase, decrease or waive, or enter into or give any agreement, approval, or consent with respect to, the Obligations or any part thereof, or any of this Agreement or the other Loan Documents or any additional security or guaranties, or any condition, covenant, default, remedy, right, representation or term thereof or thereunder; (iii) accept new or additional instruments, documents or agreements in exchange for or relative to this Agreement or any of the other Loan Documents or the Obligations or any part thereof; (iv) accept partial payments on the Obligations; (v) receive and hold additional security or guaranties for the Obligations or any part thereof; (vi) release, reconvey, terminate, waive, abandon, fail to perfect, subordinate, exchange, substitute, transfer, or enforce any security or guaranties, and apply any security and direct the order or manner of sale thereof as Lender in its sole and absolute discretion may determine; (vii) release any Person from any personal liability with respect to the Obligations or any part thereof; (viii) settle, release on terms satisfactory to Lender or by operation of applicable laws, or otherwise liquidate or enforce any Obligations and any security therefor or guaranty thereof in any manner, consent to the transfer of any security and bid and purchase at any sale; or (ix) consent to the merger, change, or any other restructuring or termination of the corporate or partnership existence of any Borrower or any other Person, and correspondingly restructure the Obligations, and any such merger, change, restructuring, or termination shall not affect the liability of any Borrower or the continuing effectiveness hereof, or the enforceability hereof with respect to all or any part of the Obligations.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

AIPHARMA GLOBAL HOLDINGS LLC, a Delaware limited liability company

By:	/s/ Alessandro Gadotti
	Name:	Alessandro Gadotti
	Title:	Authorized Representative

AIPHARMA HOLDINGS LIMITED, a company formed under the laws of the British Virgin Islands

By:	/s/ Alessandro Gadotti
	Name:	Alessandro Gadotti
	Title:	Authorized Representative

AIPHARMA ASIA LIMITED, a company formed under the laws of Hong Kong

By:	/s/ Alessandro Gadotti
	Name:	Alessandro Gadotti
	Title:	Authorized Representative

ADITXT, INC., a Delaware corporation

By:	/s/ Amro Albanna
	Name:	Amro Albanna
	Title:	Chief Executive Officer